UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2018
MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[  ]  Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The previously announced retirement of Jeffrey H. Lane, our Executive Vice President, General Counsel and Secretary, is anticipated to become effective August 31, 2018. Upon his retirement, Mr. Lane will provide consulting services to us on specified matters under an arrangement the principal provisions of which, determined at the date of this report, are a term ending February 28, 2019 and monthly compensation of $50,000.

Consistent with our standard terms for awards of restricted stock units ("RSUs"), Mr. Lane’s January 2018 award of 105,600 RSUs (the "2018 Award") provides that employment termination will not result in forfeiture of the RSUs if he retires at or after age 62, has been employed by us for at least seven years, continues in our employment for no less than one year after the date of the award (the “employment continuation condition”), and enters into a specified non-compete agreement. If Mr. Lane's consulting services will not be provided as an employee, the Company will be waiving the employment continuation condition. The terms of the 2018 Award are consistent with the terms of the 2017 BV Awards described in our June 18, 2018 proxy statement under "Compensation Discussion and Analysis-Components of Our Executive Compensation Program-Long-Term Equity Awards-2017 Long-Term Equity Awards," except that the three-year cumulative vesting goal is different.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date:	August 1, 2018	By: \s\ Timothy J. Mattke

Timothy J. Mattke
Executive Vice President and Chief Financial Officer